FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-282099-07

From:	Wells Abf Syndicate Wells Fargo (WELLS FARGO SECURITI) At: 10/06/25 16:01:52 UTC-4:00
Subject:	**WFCM 2025-C65 IO SPOTS**

UST	SPOTS
7yr	99-19
10yr	100-22+